Exhibit 23.2

Galaz, Yamazaki, Ruiz Urquiza, S.C.
Paseo de la Reforma 505, piso 28 Colonia Cuauhtémoc
06500 Ciudad de México México
Tel: +52 (55) 5080 6000
www.deloitte.com/mx

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-150982) of our reports dated March 7, 2022 relating to the financial statements of Southern Copper Corporation, and the effectiveness of Southern Copper Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Southern Copper Corporation for the year ended December 31, 2021.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

C.P.C Daniel Toledo Antonio

Mexico City, Mexico

January 26, 2023

Deloitte se refiere a Deloitte Touche Tohmatsu Limited, sociedad privada de responsabilidad limitada en el Reino Unido, y a su red de firmas miembro, cada una de ellas como una entidad legal única e independiente. Conozca en www.deloitte.com/mx/conozcanos la descripción detallada de la estructura legal de Deloitte Touche Tohmatsu Limited y sus firmas miembro.